EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.001551 per share, of Marex Group plc is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 14, 2024

AMPHITRYON LIMITED (IN LIQUIDATION)

By:	/s/ Jacques van Oorschot
Name: Jacques van Oorschot
Title: Director

JRJ JERSEY LIMITED, AS GENERAL PARTNER OF JRJ INVESTOR 1 LP

By:	/s/ Nigel Crocker
Name: Nigel Crocker
Title: Director

JRJ GROUP LIMITED

By:	/s/ Nigel Crocker
Name: Nigel Crocker
Title: Director

MR. JEREMY ISAACS

/s/ Jeremy Isaacs

MR. ROGER NAGIOFF

/s/ Roger Nagioff